EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 25, 2014 with respect to the consolidated financial statements of Resource Real Estate Opportunity REIT II, Inc. included in Supplement No. 2 to the Prospectus dated February 6, 2014, which is part of the Registration Statement on Form S-11 (File No. 333-184476). We consent to the use of the aforementioned report in the Registration Statement and related Prospectus Supplement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

May 5, 2014